Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

LZ Technology Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)(3)	Fee Rate	Amount of Registration Fee
Equity	Class B Ordinary Shares, $0.0001 par value	457(o)			$23,000,000	0.00014760	$3,394.80
Total Offering Amounts					$23,000,000
Total Fees Previously Paid							$8,856
Total Fee Offsets							—
Net Fee Due							$0

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes the aggregate offering price of additional shares that the underwriters have a 45-day option to purchase to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of share splits, share dividends or similar transactions.